UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 17, 2019

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101
(Address of Principal Executive Offices) (Zip Code)

(619)301-4200
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Dated September 17, 2019, TPT Global Tech, Inc. (the “Company”) entered into an agreement with a vendor, which was finalized September 26, 2019, for the acquisition of telecommunication equipment and related services (“Equipment Purchase”). The Equipment Purchase was done on behalf of the Company’s wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC”) and included telecommunication equipment and services to accelerate TPT SC’s campaign to launch 5G Technology to rural America and set the stage to deliver TV, Internet, Media Content and Phone services across 10 Midwestern states utilizing our proprietary telecom infrastructure and mobile media delivery broadcast platform serving approximately 17,000 residential and commercial wireless customers.

Terms of the Equipment Purchase include an aggregate purchase price of $12,340,000 in two phases. Phase 1 is for $560,909 of which $100,000 has be made as a deposit. The remainder is to be paid within 90 days. Phase 1 includes equipment and services expected to be installed in the next 90 to 120 days in TPT SC’s Internet infrastructure. Phase 2 includes $11,779,089 of equipment and services. Phase 2 is dependent on certain factors including the Company obtaining appropriate financing to satisfy the financial obligations within the Equipment Purchase. The Company does not have financing secured for the remainder of Phase 1 or Phase 2 at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

Date: October 3, 2019	By:	/s/ Stephen J. Thomas III
Stephen J. Thomas III,
Chief Executive Officer